Exhibit 99

MATRIX SERVICE COMPANY ANNOUNCES SECOND QUARTER RESULTS; MAINTAINS REVENUE GUIDANCE, LOWERS EARNINGS GUIDANCE DUE TO A PROJECT CHARGE

•	Project charge reduces second quarter earnings per share by $0.29 to $0.12

•	Exclusive of project charge, Company experiences strong margin performance across all segments

•	Revenue increases from the first to second quarter lead to higher absorption of construction overhead costs

•	Year-to-date project awards total $587.7 million excluding recently announced construction award for TransCanada's Napanee Generating Station

TULSA, OK – February 4, 2015 – Matrix Service Company (Nasdaq: MTRX) today reported its financial results for the second quarter and six months ended December 31, 2014.

"While the second quarter of this fiscal year has been challenging, our performance and outlook remain strong across all segments. Higher quarterly revenue has resulted in improved segment margins due to better absorption of the construction overhead cost structure. Year-to-date project awards have been good and bid flow continues to be strong. Subsequent to the end of the quarter, we were awarded the construction work on a new 900 megawatt combined cycle gas-fired power generation station for TransCanada Energy, further enhancing our long-term backlog,” said John Hewitt, President and CEO of Matrix Service Company.

“That said, the quarter was negatively impacted by a charge on an acquired EPC joint venture project in the Electrical Infrastructure segment which has resulted in our lowering the full year earnings guidance. This charge resulted from delays, technical impacts and additional work that has compressed our delivery schedule obligations. This project is scheduled to be complete within the current fiscal year. Exclusive of this project, the business continues to perform well. Our strategic vision for the Company as well as the long-term strength of our markets has not changed."

The following financial results include the acquired EPC joint venture project. The Company has a 65 percent controlling interest in the joint venture and consolidates the joint venture operating results into the Company's financial statements and reports the minority interest holder's 35 percent share of joint venture activity as a non-controlling interest. The information below represents the consolidated results of the Company and, unless noted otherwise, includes 100 percent of the joint venture activity.
Second Quarter Fiscal 2015 Results

Revenues for the second quarter ended December 31, 2014 were $342.9 million compared to $311.0 million in the same period a year earlier, an increase of $31.9 million, or 10.3%. Our share of the acquired EPC joint venture project charge reduced second quarter of fiscal 2015 net income by $7.9 million to $3.3 million, and reduced fully diluted earnings per share by $0.29 to $0.12. In the same period a year earlier, the Company earned $10.3 million, or $0.38 per fully diluted share.

On a segment basis, consolidated revenues increased in the Industrial, Electrical Infrastructure and Oil Gas & Chemical segments by $48.0 million, $21.3 million and $13.4 million respectively, partially offset by a decrease in the Storage Solutions segment of $50.8 million.

Consolidated gross profit was $16.0 million in the three months ended December 31, 2014 compared to $34.2 million in the three months ended December 31, 2013. Fiscal 2015 gross margins were reduced by 6.7% to 4.7% related to a charge of $22.9 million on an acquired EPC joint venture power generation project. Fiscal 2014 gross margins were 11.0%.

Selling, general and administrative costs were $19.6 million, in the second quarter of fiscal 2015 compared to $19.3 million in the same period a year earlier. SG&A expense as a percentage of revenue decreased to 5.7% in the three months ended December 31, 2014 compared to 6.2% for the three months ended December 31, 2013.

Six Month Fiscal 2015 Results
Revenues for the six months ended December 31, 2014 were $664.6 million compared to $537.2 million in the same period a year earlier, an increase of $127.4 million, or 23.7%. Our share of the acquired EPC joint venture project charge reduced net income for the six months ended December 31, 2014 by $9.0 million to $9.2 million, and reduced fully diluted earnings per share by $0.33 to $0.34. In the same period a year earlier, the Company earned $16.9 million, or $0.63 per fully diluted share.

On a segment basis, consolidated revenues increased in the Industrial, Electrical Infrastructure and Oil Gas & Chemical segments by $104.7 million, $44.1 million and $4.2 million respectively, partially offset by a decrease in the Storage Solutions segment of $25.6 million.

Consolidated gross profit was $44.3 million in the six months ended December 31, 2014 compared to $59.6 million in the six months ended December 31, 2013. Fiscal 2015 gross margins were reduced by 4.4% to 6.7% related to a charge of $26.2 million on an acquired EPC joint venture power generation project. Fiscal 2014 gross margins were 11.1%.

Consolidated SG&A expenses were $39.5 million in the six months ended December 31, 2014 compared to $34.0 million in the same period a year earlier. SG&A expense as a percentage of revenue was 5.9% in the six months ended December 31, 2014 compared to 6.3% in the same period a year earlier.
Backlog
Backlog at December 31, 2014 totaled $839.0 million, a decrease of $76.8 million, or 8.4%, compared to the backlog at June 30, 2014 of $915.8 million. Backlog decreased $145.7 million, or 14.8%, compared to September 30, 2014 backlog of $984.7 million. Project awards totaled $197.2 million and $587.7 million in the three and six months ended December 31, 2014. Backlog at December 31, 2014 does not include the recently announced construction award for the Napanee Generating Station discussed earlier in this earnings release.
Financial Position
Availability under the Company's credit facility of $145.9 million along with the Company's cash balance of $68.6 million provided liquidity of $214.5 million at December 31, 2014.
Earnings Guidance
The Company is maintaining its fiscal 2015 revenue guidance of between $1.425 billion and $1.525 billion and lowering earnings per fully diluted share guidance to between $1.10 and $1.25.

Conference Call Details
In conjunction with the earnings release, Matrix Service Company will host a conference call with John R. Hewitt, President and CEO, and Kevin S. Cavanah, Vice President and CFO. The call will take place at 11:00 a.m. (Eastern) / 10:00 a.m. (Central) on Thursday, February 5, 2015 and will be simultaneously broadcast live over the Internet which can be accessed at the Company’s website at matrixservicecompany.com on the Investors’ page under Conference Calls/Events. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The conference call will be recorded and will be available for replay within one hour of completion of the live call and can be accessed following the same link as the live call.
About Matrix Service Company
Matrix Service Company provides engineering, fabrication, construction and repair and maintenance services to the Electrical Infrastructure, Oil Gas & Chemical, Storage Solutions and Industrial markets.
The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities throughout the United States and Canada.
This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company's operations and its financial condition. We undertake no obligation to update information contained in this release, except as required by law.
For more information, please contact:
Matrix Service Company
Kevin S. Cavanah
Vice President and CFO
T: 918-838-8822
Email:kcavanah@matrixservicecompany.com

Matrix Service Company
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenues	$342,880	$310,998	$664,563	$537,215
Cost of revenues	326,925	276,848	620,229	477,589
Gross profit	15,955	34,150	44,334	59,626
Selling, general and administrative expenses	19,626	19,333	39,458	34,047
Operating income	(3,671)	14,817	4,876	25,579
Other income (expense):
Interest expense	(300)	(351)	(652)	(574)
Interest income	308	8	350	13
Other	(28)	(68)	29	(156)
Income (loss) before income tax expense	(3,691)	14,406	4,603	24,862
Provision for federal, state and foreign income taxes	1,155	4,095	4,779	7,999
Net income (loss)	$(4,846)	$10,311	$(176)	$16,863
Less: Net income (loss) attributable to noncontrolling interest	(8,132)	5	(9,376)	5
Net income attributable to Matrix Service Company	$3,286	$10,306	$9,200	$16,858

Basic earnings per common share	$0.12	$0.39	$0.35	$0.64
Diluted earnings per common share	$0.12	$0.38	$0.34	$0.63
Weighted average common shares outstanding:
Basic	26,600	26,245	26,535	26,180
Diluted	27,156	26,884	27,154	26,772

Matrix Service Company
Consolidated Balance Sheets
(In thousands)

	December 31, 2014	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$68,568	$77,115
Accounts receivable, less allowances (December 31, 2014— $563 and June 30, 2014—$204)	215,142	204,692
Costs and estimated earnings in excess of billings on uncompleted contracts	69,573	73,008
Deferred income taxes	6,262	5,994
Inventories	3,013	3,045
Income taxes receivable	6,165	2,797
Other current assets	7,321	8,897
Total current assets	376,044	375,548
Property, plant and equipment at cost:
Land and buildings	31,783	31,737
Construction equipment	85,966	82,745
Transportation equipment	45,098	42,087
Office equipment and software	27,145	26,026
Construction in progress	7,077	9,892
	197,069	192,487
Accumulated depreciation	(109,844)	(103,315)
	87,225	89,172
Goodwill	72,212	69,837
Other intangible assets	26,797	28,676
Other assets	3,804	5,699
Total assets	$566,082	$568,932

Matrix Service Company
Consolidated Balance Sheets (continued)
(In thousands, except share data)

	December 31, 2014	June 30, 2014
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$93,154	$111,863
Billings on uncompleted contracts in excess of costs and estimated earnings	127,614	108,440
Accrued wages and benefits	25,207	36,226
Accrued insurance	8,437	8,605
Income taxes payable	2,013	—
Other accrued expenses	9,334	4,727
Total current liabilities	265,759	269,861
Deferred income taxes	6,740	5,167
Borrowings under senior credit facility	11,789	11,621
Total liabilities	284,288	286,649
Commitments and contingencies
Stockholders’ equity:
Matrix Service Company stockholders' equity:
Common stock—$.01 par value; 60,000,000 shares authorized; 27,888,217 shares issued as of December 31, 2014, and June 30, 2014	279	279
Additional paid-in capital	119,852	119,777
Retained earnings	186,437	177,237
Accumulated other comprehensive loss	(3,453)	(182)
	303,115	297,111
Less: Treasury stock, at cost— 1,193,039 shares as of December 31, 2014, and 1,453,770 shares as of June 30, 2014	(13,712)	(16,595)
Total Matrix Service Company stockholders’ equity	289,403	280,516
Noncontrolling interest	(7,609)	1,767
Total stockholders' equity	281,794	282,283
Total liabilities and stockholders’ equity	$566,082	$568,932

Matrix Service Company

Results of Operations

(In thousands)

	Three Months Ended		Six Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Gross revenues
Electrical Infrastructure	$58,533	$37,180	$114,206	$70,057
Oil Gas & Chemical	76,419	62,121	130,618	124,913
Storage Solutions	129,987	180,655	263,337	289,201
Industrial	79,972	31,130	159,332	53,821
Total gross revenues	$344,911	$311,086	$667,493	$537,992
Less: Inter-segment revenues
Electrical Infrastructure	$—	$—	$—	$—
Oil Gas & Chemical	962	10	1,802	307
Storage Solutions	182	78	241	470
Industrial	887	—	887	—
Total inter-segment revenues	$2,031	$88	$2,930	$777
Consolidated revenues
Electrical Infrastructure	$58,533	$37,180	$114,206	$70,057
Oil Gas & Chemical	75,457	62,111	128,816	124,606
Storage Solutions	129,805	180,577	263,096	288,731
Industrial	79,085	31,130	158,445	53,821
Total consolidated revenues	$342,880	$310,998	$664,563	$537,215
Gross profit (loss)
Electrical Infrastructure	$(16,058)	$3,854	$(16,547)	$7,184
Oil Gas & Chemical	7,352	6,686	11,738	14,217
Storage Solutions	14,231	19,788	28,749	32,625
Industrial	10,430	3,822	20,394	5,600
Total gross profit	$15,955	$34,150	$44,334	$59,626
Operating income (loss)
Electrical Infrastructure	$(18,522)	$860	$(22,178)	$2,160
Oil Gas & Chemical	2,682	2,407	3,260	5,670
Storage Solutions	6,627	10,760	13,730	16,592
Industrial	5,542	790	10,064	1,157
Total operating income	$(3,671)	$14,817	$4,876	$25,579

Matrix Service Company
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	December 31, 2014	December 31, 2013
Operating activities:
Net income (loss)	$(176)	$16,863
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	11,540	7,551
Deferred income tax	1,011	(2,102)
Gain on sale of property, plant and equipment	(120)	(57)
Provision for uncollectible accounts	451	(36)
Stock-based compensation expense	3,168	2,515
Excess tax benefit of exercised stock options and vesting of deferred shares	(1,731)	1,069
Other	118	100
Changes in operating assets and liabilities increasing (decreasing) cash, net of effects from acquisitions:
Accounts receivable	(9,243)	11,665
Costs and estimated earnings in excess of billings on uncompleted contracts	3,435	(4,835)
Inventories	32	(159)
Other assets and liabilities	3,247	(123)
Accounts payable	(19,429)	32,712
Billings on uncompleted contracts in excess of costs and estimated earnings	19,174	(9,525)
Accrued expenses	(6,099)	(5,174)
Net cash provided by operating activities	5,378	50,464
Investing activities:
Acquisition of property, plant and equipment	(7,711)	(11,965)
Acquisition (Note 2)	(5,551)	(51,398)
Proceeds from asset sales	290	326
Net cash used by investing activities	$(12,972)	$(63,037)

Matrix Service Company
Consolidated Statements of Cash Flows (continued)
(In thousands)

	Six Months Ended
	December 31, 2014	December 31, 2013
Financing activities:
Issuances of common stock	$364	$602
Excess tax benefit of exercised stock options and vesting of deferred shares	1,731	6
Advances under credit agreement	9,272	33,318
Repayments of advances under credit agreement	(9,104)	(10,127)
Proceeds received for treasury shares sold to Employee Stock Purchase Plan	134	38
Treasury shares purchased from employees to satisfy tax withholding obligations	(2,439)	(1,638)
Net cash provided (used) by financing activities	(42)	22,199
Effect of exchange rate changes on cash	(911)	(84)
Net increase (decrease) in cash and cash equivalents	(8,547)	9,542
Cash and cash equivalents, beginning of period	77,115	63,750
Cash and cash equivalents, end of period	$68,568	$73,292
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$5,905	$6,812
Interest	$748	$462
Non-cash investing and financing activities:
Purchases of property, plant and equipment on account	$185	$1,079

Backlog
We define backlog as the total dollar amount of revenues that we expect to recognize as a result of performing work that has been awarded to us through a signed contract, notice to proceed or other type of assurance that we consider firm. The following arrangements are considered firm:

•	fixed-price awards;

•	minimum customer commitments on cost plus arrangements; and

•	certain time and material arrangements in which the estimated value is firm or can be estimated with a reasonable amount of certainty in both timing and amounts.
For long-term maintenance contracts and other established arrangements, we include only the amounts that we expect to recognize into revenue over the next 12 months. For all other arrangements, we calculate backlog as the estimated contract amount less revenues recognized as of the reporting date.

Three Months Ended December 31, 2014

The following table provides a summary of changes in our backlog for the three months ended December 31, 2014:

	Electrical Infrastructure	Oil Gas & Chemical	Storage Solutions	Industrial	Total
	(In thousands)
Backlog as of September 30, 2014	$150,023	$145,499	$538,038	$151,100	$984,660
Project awards	32,668	77,665	38,644	48,214	197,191
Revenue recognized	(58,533)	(75,457)	(129,805)	(79,085)	(342,880)
Backlog as of December 31, 2014	$124,158	$147,707	$446,877	$120,229	$838,971
Six Months Ended December 31, 2014

The following table provides a summary of changes in our backlog for the six months ended December 31, 2014:

	Electrical Infrastructure	Oil Gas & Chemical	Storage Solutions	Industrial	Total
	(In thousands)
Backlog as of June 30, 2014	$162,136	$110,217	$482,631	$160,842	$915,826
Project awards	76,228	166,306	227,342	117,832	587,708
Revenue recognized	(114,206)	(128,816)	(263,096)	(158,445)	(664,563)
Backlog as of December 31, 2014	$124,158	$147,707	$446,877	$120,229	$838,971